News Release
BIOSCRIP ANNOUNCES THIRD QUARTER FINANCIAL RESULTS
Elmsford, NY and Minneapolis, MN — November 3, 2005 — BioScrip, Inc. (NASDAQ: BIOS) today reported third quarter 2005 revenue of $294.0 million and earnings per share of $0.02. Excluding special charges totaling $1.0 million ($0.6 million net of taxes), or $0.01 per share in the third quarter 2005, earnings per share for the quarter would have been $0.03.
“We are right on track to deliver our expected financial performance for first quarter 2006. We are making good progress with the rollout of new product lines through our community pharmacies and with our cost savings efforts,” noted Henry F. Blissenbach, BioScrip’s President and Chief Executive Officer. “We now have 10 of our 31 community pharmacies driving our expanded specialty product lines, including oncology, multiple sclerosis and rheumatoid arthritis, along with our traditional HIV and transplant lines. We continue to expect to achieve our annualized cost savings target of at least $10 million as we begin calendar 2006.”
Mr. Blissenbach commented further, “I am enthusiastic about our growth initiatives for 2006. We are investing much of our time and energy in strengthening and expanding our presence in the community specialty pharmacy market, as evidenced by our recently completed acquisition of Northland Pharmacy in Columbus, Ohio, and the added regional presence it brings us.”
Third Quarter Reported Results
Revenue for the third quarter 2005 was $294.0 million. Revenue, gross profit and operating expenses were up significantly in 2005 due to the acquisition of Chronimed Inc. on March 12, 2005, the results of which are not included in third quarter 2004 results. Net income was $0.6 million or $0.02 per share for the third quarter 2005 compared with net income of $1.7 million or $0.08 per share for the third quarter 2004. Special charges in the third quarter 2005 were $1.0 million ($0.6 million net of taxes) or $0.01 per share, which include merger and related re-branding costs. Third quarter reported results are provided in Schedules 1, 2 and 3 attached to this press release.
Third Quarter Adjusted Results (1)
Third quarter adjusted statements of operations and related reconciliations to reported financial results are provided in Schedules 4 through 8 attached to this press release. Those adjusted financial results reflect operations as if the merger were completed at the beginning of each period presented and exclude special charges for merger and related re-branding costs.
Revenue for third quarter 2005 decreased 3% to $294.0 million, compared to $304.1 million in the third quarter 2004. Third quarter 2005 Specialty Services revenue declined $12.1 million or 6% to $196.1 million compared to $208.2 million for the same period last year, due primarily to the loss of the Aetna specialty pharmacy distribution contract that ended February 28, 2005, partially offset by

November 3, 2005

growth in community pharmacy. Revenue from Aetna was approximately $30.0 million in last year’s third quarter. Excluding the lost business from Aetna, Specialty Services revenue grew 10% over the same period a year ago. PBM Services revenue, which includes traditional mail service, increased in the third quarter 2005 to $97.9 million compared to $95.9 million for the same period last year. PBM Services was impacted negatively by previously disclosed contract expirations, offset by continued growth from core customers.
Gross profit for third quarter 2005 was $31.7 million, or 10.8% of revenue compared to $32.3 million, or 10.6% of revenue for the same period last year. PBM Services margins are ahead of last year due to consistent pricing and improved generic mix in traditional mail service. Specialty Services margins are holding steady despite price pressures in infusion and specialty mail. Selling, general and administrative expenses were $27.9 million for third quarter 2005 compared to $26.0 million for the same period a year ago. Amortization expense was $1.8 million for third quarter 2005 compared to $0.8 million last year, reflecting the increased amortization coming from the intangible assets acquired from Chronimed Inc. in the merger. Adjusted operating income for the third quarter 2005 decreased to $2.0 million compared to $5.6 million for the same period a year ago.
Net income for the third quarter 2005 was $1.3 million or $0.03 per share compared to $3.4 million or $0.09 per share for third quarter 2004.
Financial Outlook
The following financial outlook assumes that the MIM and Chronimed merger was completed effective January 1, 2005. The outlook excludes special charges and is consistent with the adjusted financial presentation in Schedule 4 attached to this press release and the adjusted results discussed above.
Fourth Quarter and Calendar Year 2005
The Company expects revenue for total year 2005 to be approximately $1.18 billion, with revenue of $295 to $300 million in fourth quarter 2005; earnings before interest, taxes, depreciation and amortization (EBITDA) for 2005 of approximately $20 million before special charges, with approximately $5 million in fourth quarter 2005; and total year adjusted EPS of approximately $0.17 before special charges, with approximately $0.04 adjusted EPS in fourth quarter 2005. Also, the Company continues to expect special charges related to the merger and re-branding will continue through first quarter March 2006.
First Quarter 2006
As previously communicated, the Company expects first quarter March 2006 revenue of approximately $303 to $308 million, EBITDA of $8.5 to $9.5 million, and EPS of $0.08 to $0.10.

November 3, 2005

Expensing of Share-Based Payments
The Company’s financial outlook above does not reflect the impact of expensing share-based payments under the new Financial Accounting Standards Board Statement (SFAS) No. 123(R) to be implemented in the first quarter of 2006. The Company is completing its review of SFAS No. 123(R) and will provide estimates of the earnings impact when the review is completed.
Conference Call Information
BioScrip will hold a conference call to discuss third quarter 2005 financial results on Thursday, November 3, 2005 at 10:00 a.m. EST. To access the live conference call, dial 888-214-7566 at least five to ten minutes prior to the scheduled time and follow the operator’s instructions. The conference call will also be webcast live over the Internet. To access the live webcast, visit the BioScrip website at www.bioscrip.com and follow the logon prompts.
If you are unable to listen to the live call, a webcast replay will be archived on the BioScrip website. In addition, a recording of the conference call will be available beginning at 12:00 p.m. EST November 3 through 12:00 p.m. EST November 10, 2005. To access the replay of the call, dial 800-633-8284 or 402-977-9140, and enter reservation number 21266460.
About BioScrip, Inc.
BioScrip provides comprehensive pharmaceutical care solutions. We partner with healthcare payors, pharmaceutical manufacturers, government agencies, physicians, and patients to deliver cost effective programs that enhance the quality of patient life. We focus our products and services in two core areas: Specialty medication distribution and clinical management services, both nationally and community-based; and Pharmacy Benefit Management services. Our specialty medication distribution capabilities include condition-specific clinical management programs tailored to improve the care of individuals with complex health conditions such as HIV/AIDS, Cancer, Infusion IVIG, Hepatitis C, Rheumatoid Arthritis, Multiple Sclerosis, and Transplantation. Our complete pharmacy benefit management programs include customized benefit plan design, pharmacy network management and sophisticated reporting capabilities that deliver improved clinical and economic outcomes. In addition, we have 31 community pharmacy locations in 26 major metropolitan markets across the U.S., providing nationwide access and clinical management capabilities in a high-touch community-based environment.
Forward Looking Statements
This press release may contain statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the intent, belief or current expectations of the Company, its directors, or its officers with respect to the future operating performance of the Company

November 3, 2005

and our success with respect to the integration and consolidation. Investors are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward looking statements as a result of various factors. Important factors that could cause such differences are described in the Company’s periodic filings with the Securities and Exchange Commission.
Notes to Press Release Tables
On March 12, 2005 we completed our merger with Chronimed Inc. The accompanying balance sheet (Schedule 2) as of September 30, 2005, reflects the impact of this transaction and the preliminary allocation of the purchase price to the net assets from Chronimed Inc. This purchase price allocation is based on an independent valuation and management’s assessment of that valuation. We anticipate that some adjustments may need to be made to this purchase price allocation as certain assets acquired in the merger are settled through March 2006.
BioScrip financial results include Chronimed Inc. financial results for the nineteen days ended March 31, 2005 through the most recently completed quarter ended September 30, 2005. Actual GAAP reported financial results are provided in Schedules 1, 2 and 3 attached to this press release. To assist you in understanding the impact of the merger with Chronimed, we have prepared the attached schedule 4 to reflect the combined adjusted results of operations of BioScrip, Inc. (formerly MIM Corporation) and Chronimed as if the merger with Chronimed had been completed at the beginning of each period presented, without special charges. This press release also includes certain non-GAAP financial measures as defined under Regulation G. As required by Regulation G, we have provided in Schedules 5, 6, 7 and 8 to this press release a reconciliation of those measures to the most comparable GAAP financial measures.
(1)	See Table of Reconciliations on Schedules 5, 6, 7 and 8 for the differences between the non-GAAP financial measures and the most directly comparable GAAP financial measures. As required by Regulation G, the Company has provided a quantitative comparison between GAAP and disclosed non-GAAP financial measures. The non-GAAP measures presented provide important insight into the ongoing operations and a meaningful comparison of revenue, gross profit, selling, general and administrative expense, operating income, earnings before interest, taxes, depreciation and amortization (EBITDA), net income and earnings per share.
Contact
Brad Schumacher
Investor Relations
BioScrip, Inc.
952-979-3942
bschumacher@bioscrip.com

(more)

November 3, 2005

Schedule 1
BIOSCRIP, INC.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2005	2004	2005 (a)	2004

Revenue	$293,976	$161,498	$768,991	$463,676

Cost of revenue	262,257	144,764	686,312	413,128

Gross profit	31,719	16,734	82,679	50,548

Operating expenses
Selling, general and administrative expenses	27,944	12,843	71,816	37,944
Amortization of intangibles	1,752	817	4,599	2,225
Special charges	972	—	7,991	—

Total operating expenses	30,668	13,660	84,406	40,169

Income from operations	1,051	3,074	(1,727)	10,379
Interest income (expense), net	(50)	(204)	(191)	(632)

Income before income taxes	1,001	2,870	(1,918)	9,747

Income tax (expense) benefit	(360)	(1,148)	686	(3,899)

Net income	$641	$1,722	$(1,232)	$5,848

Basic net (loss) income per share	$0.02	$0.08	$(0.04)	$0.26
Diluted net income per share	$0.02	$0.08	$(0.04)	$0.26

Basic weighted-average shares	36,932	22,301	33,157	22,225
Diluted weighted-average shares	37,449	22,730	33,157	22,734

(a)	Includes the results of operations of MIM for the full nine months and of Chronimed from March 13, 2005 through September 30, 2005.

November 3, 2005

Schedule 2
BIOSCRIP, INC.
Consolidated Balance Sheets
(in thousands)

	Sept. 30,
	2005	December 31,
	(unaudited)	2004

ASSETS
Current assets

Cash and cash equivalents	$—	$2,957
Accounts receivable (net of allowances of $4,861 and $3,240, respectively)	113,096	65,439
Inventory	23,721	11,897
Prepaid expenses and other current assets	2,914	2,112
Short term deferred taxes	7,780	2,798

Total current assets	147,511	85,203

Property and equipment, net	8,880	4,300
Long term deferred taxes, net	—	2,383
Goodwill	116,348	74,874
Intangible assets, net	16,801	17,583
Deferred acquisition costs	—	1,702
Other assets, net	682	427

Total assets	$290,222	$186,472

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Line of credit	$—	$7,303
Accounts payable	27,475	20,012
Claims payable	25,447	28,659
Payables to plan sponsors	1,678	2,217
Accrued expenses	14,411	12,598

Total current liabilities	69,011	70,789

Deferred taxes	3,795	—
Shareholders’ equity
Common stock, issued and outstanding shares — 36,950 and 22,307 shares outstanding at September 30, 2005 and December 31, 2004, respectively	4	2
Treasury stock, 2,198 shares at cost at September 30, 2005 and December 31, 2004, respectively	(8,002)	(8,002)
Additional paid-in capital	233,994	131,031
Accumulated deficit	(8,580)	(7,348)

Total shareholders’ equity	217,416	115,683

Total liabilities and shareholders’ equity	$290,222	$186,472

November 3, 2005

Schedule 3
BIOSCRIP, INC.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended
	Sept. 30,	Sept. 30,
	2005	2004

Operating activities
Net (loss) income	$(1,232)	$5,848

Adjustments to reconcile income (loss) to net cash provided by (used in) operating activities:
Depreciation	2,447	1,518
Amortization	4,599	2,225
Tradename write-off	5,756	—
Change in deferred tax	(2,548)	2,194
Non-cash stock compensation	84	69
Provision for losses on receivables	3,492	1,224
Changes in operating assets and liabilities:
Accounts receivable, net	(8,752)	(1,376)
Inventory	(2,163)	(712)
Prepaid expenses and other current assets	477	(120)
Accounts payable	2,387	(484)
Claims payable	(3,212)	1,492
Payables to plan sponsors and others	(539)	(8,724)
Accrued expenses	(13,048)	(2,260)

Net cash (used in) provided by operating activities	(12,252)	894

Investing activities
Purchases of property and equipment, net of disposals	(3,256)	(444)
Cash acquired (used in) acquisition, net	16,992	(14,256)
Decrease (increase) in other assets	1,577	(640)

Net cash provided by (used in) investing activities	15,313	(15,340)

Financing activities
(Repayments) borrowings on line of credit	(7,303)	8,169
Principal payments on capital lease obligations	(35)	(296)
Proceeds from exercise of stock options	1,320	876
Principal payments on short term debt	—	(467)

Net cash (used in) provided by financing activities	(6,018)	8,282

Decrease in cash and cash equivalents	(2,957)	(6,164)
Cash and cash equivalents at beginning of year	2,957	9,428

Cash and cash equivalents at end of period	$—	$3,264

November 3, 2005

Schedule 4
BIOSCRIP, INC.
Consolidated Adjusted Statements of Operations (a)
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2005 (b)	2004	2005 (b)	2004 (c)

Revenue	$293,976	$304,123	$883,070	$906,302
Cost of revenue	262,257	271,782	787,467	807,990

Gross profit	31,719	32,341	95,603	98,312
% of Revenue	10.8%	10.6%	10.8%	10.8%

Operating expenses
Selling, general and administrative expenses	27,944	25,960	83,154	77,704
Amortization of intangibles	1,752	817	4,599	2,225
Special charges	—	—	—	—

Total operating expenses	29,696	26,777	87,753	79,929
% of Revenue	10.1%	8.8%	9.9%	8.8%

Income from operations	2,023	5,564	7,850	18,383
% of Revenue	0.7%	1.8%	0.9%	2.0%

Interest income (expense), net	(50)	(160)	(107)	(456)
Other income	—	251	—	326

Income before income taxes	1,973	5,655	7,743	18,253
Income tax expense	(710)	(2,234)	(2,761)	(7,159)

Net income	$1,263	$3,421	$4,982	$11,094

% of Revenue	0.4%	1.1%	0.6%	1.2%

Diluted net income per share	$0.03	$0.09	$0.13	$0.30

Diluted weighted-average shares	37,449	37,270	37,333	37,267

Supplemental presentation of financial measures:
Income from operations	$2,023	$5,564	$7,850	$18,383
EBITDA addbacks:
Amortization	1,752	817	4,599	2,225
Depreciation	908	1,057	2,929	3,232

EBITDA	$4,683	$7,438	$15,378	$23,840

(Earnings before interest, taxes, depreciation and amort.)

(a)	These consolidated adjusted statements of income reflect operations as if the merger had been completed at the beginning of each quarter presented and excludes special charges.

(b)	Excludes $972 of special charges for the Sept. 2005 quarter and $10,028 September 2005 year to date.

(c)	Excludes $896 of special charges for the period September 2004 year to date.

November 3, 2005

Schedule 5
BIOSCRIP, INC.
Statement of Operations Reconciliation between GAAP and Non-GAAP Measures
For the Three Months Ended September 30, 2005
(in thousands, except per share data)
(unaudited)

	As	Special	BioScrip
	Reported	Charges	As Adjusted

Revenue	$293,976	$—	$293,976

Cost of revenue	262,257	—	262,257

Gross profit	31,719	—	31,719
% of Revenue	10.8%		10.8%

Operating expenses
Selling, general and admin. expenses	27,944	—	27,944
Amortization of intangibles	1,752	—	1,752
Special charges	972	(972)	—

Total operating expenses	30,668	(972)	29,696
% of Revenue	10.4%		10.1%

Income from operations	1,051	972	2,023
% of Revenue	0.4%		0.7%

Interest income (expense), net	(50)	—	(50)
Other income	—	—	—

Income before income taxes	1,001	972	1,973
Income tax benefit (expense)	(360)	(350)	(710)

Net income	$641	$622	$1,263

Diluted net income per share	$0.02		$0.03

Diluted weighted-average shares	37,449		37,449

Supplemental presentation of financial measures:
(Loss) Income from operations	$1,051	$972	$2,023
EBITDA addbacks:
Amortization	1,752	—	1,752
Depreciation	908	—	908

EBITDA	$3,711	$972	$4,683

November 3, 2005

Schedule 6
BIOSCRIP, INC.
Statement of Operations Reconciliation between GAAP and Non-GAAP Measures
For the Three Months Ended September 30, 2004
(unaudited)

	MIM Corp.	Chronimed	Special	BioScrip
	As Reported	As Reported	Charges	As Adjusted

Revenue	$161,498	$142,625	$—	$304,123

Cost of revenue	144,764	127,018	—	271,782

Gross profit	16,734	15,607	—	32,341
% of Revenue	10.4%	10.9%		10.6%

Operating expenses Selling, general and admin. expenses	12,843	13,117	—	25,960
Amortization of intangibles	817	—	—	817
Special charges	—	896	(896)	—

Total operating expenses	13,660	14,013	(896)	26,777
% of Revenue	8.5%	9.8%		8.8%

Income from operations	3,074	1,594	896	5,564
% of Revenue	1.9%	1.1%		1.8%

Interest income (expense), net	(204)	44	—	(160)
Other income	—	251	—	251

Income before income taxes	2,870	1,889	896	5,655
Income tax expense	(1,148)	(737)	(349)	(2,234)

Net income	$1,722	$1,152	$547	$3,421

Diluted net income per share	$0.08			$0.09

Diluted weighted-average shares	22,730			37,270

Supplemental presentation of financial measures:
Income from operations	$3,074	$1,594	$896	$5,564
EBITDA addbacks:
Amortization	817	—	—	817
Depreciation	473	584	—	1,057

EBITDA	$4,364	$2,178	$896	$7,438

November 3, 2005

Schedule 7
BIOSCRIP, INC.
Statement of Operations Reconciliation between GAAP and Non-GAAP Measures
For the Nine Months Ended September 30, 2005
(in thousands, except per share data)
(unaudited)

	As	Chronimed	Special	BioScrip
	Reported	Pre-Merger	Charges	As Adjusted

Revenue	$768,991	$114,079	$—	$883,070

Cost of revenue	686,312	101,155	—	787,467

Gross profit	82,679	12,924	—	95,603
% of Revenue	10.8%	11.3%		10.8%

Operating expenses Selling, general and admin. expenses	71,816	11,338	—	83,154
Amortization of intangibles	4,599	—	—	4,599
Special charges	7,991	2,037	(10,028)	—

Total operating expenses	84,406	13,375	(10,028)	87,753
% of Revenue	11.0%	11.7%		9.9%

(Loss) income from operations	(1,727)	(451)	10,028	7,850
% of Revenue	-0.2%	-0.4%		0.9%

Interest income (expense), net	(191)	84	—	(107)
Other income	—	—	—	—

(Loss) income before income taxes	(1,918)	(367)	10,028	7,743
Income tax benefit (expense)	686	143	(3,590)	(2,761)

Net (loss) income	$(1,232)	$(224)	$6,438	$4,982

Diluted net (loss) income per share	$(0.04)			$0.13

Diluted weighted-average shares	33,157			37,333

Supplemental presentation of financial measures:
(Loss) Income from operations	$(1,727)	$(451)	$10,028	$7,850
EBITDA addbacks:
Amortization	4,599	—	—	4,599
Depreciation	2,447	482	—	2,929

EBITDA	$5,319	$31	$10,028	$15,378

November 3, 2005

Schedule 8
BIOSCRIP, INC.
Statement of Operations Reconciliation between GAAP and Non-GAAP Measures
For the Nine Months Ended September 30, 2004
(unaudited)

	MIM Corp.	Chronimed	Special	BioScrip
	As Reported	As Reported	Charges	As Adjusted

Revenue	$463,676	$442,626	$—	$906,302

Cost of revenue	413,128	394,862	—	807,990

Gross profit	50,548	47,764	—	98,312
% of Revenue	10.9%	10.8%		10.8%

Operating expenses Selling, general and admin. expenses	37,944	39,760	—	77,704
Amortization of intangibles	2,225	—	—	2,225
Special charges	—	896	(896)	—

Total operating expenses	40,169	40,656	(896)	79,929
% of Revenue	8.7%	9.2%		8.8%

Income from operations	10,379	7,108	896	18,383
% of Revenue	2.2%	1.6%		2.0%

Interest income (expense), net	(632)	176	—	(456)
Other income	—	326	—	326

Income before income taxes	9,747	7,610	896	18,253
Income tax expense	(3,899)	(2,911)	(349)	(7,159)

Net income	$5,848	$4,699	$547	$11,094

Diluted net income per share	$0.26			$0.30

Diluted weighted-average shares	22,734			37,267

Supplemental presentation of financial measures:
Income from operations	$10,379	$7,108	$896	$18,383
EBITDA addbacks:
Amortization	2,225	—	—	2,225
Depreciation	1,518	1,714	—	3,232

EBITDA	$14,122	$8,822	$896	$23,840